UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2006
ALLIANCE FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

New York	0-15366	16-1276885

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York	13202

(Address of principal executive offices)	(Zip Code)
(315) 475-4478
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
On April 23rd, 2006 Alliance Financial Corporation (“Alliance”) entered into an Agreement and Plan of Merger with Bridge Street Financial, Inc. (“Bridge Street”) pursuant to which Alliance will acquire Bridge Street and merge Bridge Street’s wholly owned subsidiary, Oswego County National Bank, into Alliance’s wholly owned subsidiary, Alliance Bank, N.A. The merger consideration is a combination of cash and stock valued at approximately $55 million. The transaction is subject to approval by the shareholders of Alliance and Bridge Street, is subject to regulatory approvals and is expected to close by early fourth quarter, 2006.

Section 7 - REGULATION FD
Item 7.01 Regulation FD Disclosure.
Alliance issued a press release dated April 24, 2006 announcing entry into an Agreement and Plan of Merger with Bridge Street.

Section 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
Exhibit 10.1 Agreement and Plan of Merger between Alliance and Bridge Street dated April 23, 2006.
Exhibit 99.1 Joint press release of Alliance and Bridge Street dated April 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION
Date: April 24, 2006	By:	/s/ Jack H. Webb
Jack H. Webb
Chairman, President and Chief Executive Officer